As filed with the Securities and Exchange Commission on January 29, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REE AUTOMOTIVE LTD.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Kibbutz Glil-Yam

Israel, 4690500

Tel: +972 (77) 899-5200

(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

Tel: (302) 738-6680

(Name, address, and telephone number of agent for service)

Copies to:

Ron Ben-Bassat, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: (212) 660-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated January 29, 2024

PROSPECTUS

REE Automotive Ltd.

Up to 3,552,766 Class A Ordinary Shares

This prospectus relates to the resale, by the selling shareholders identified in this prospectus, of up to 3,552,766 Class A Ordinary Shares, no par value, or the Ordinary Shares, issuable upon (i) the exercise of warrants, or the Warrants, to purchase up to 1,702,372 Ordinary Shares, (ii) up to 1,571,710 Ordinary Shares issuable upon the conversion of $8,000,000 convertible promissory notes at a conversion price of $5.09 per share, (iii) up to 130,662 Ordinary Shares issuable upon the conversion of $750,000 convertible promissory notes at a conversion price of $5.74 per share, or collectively the Convertible Promissory Notes and (iv) 148,022 Ordinary Shares held by a selling shareholder.

The selling shareholders are identified in the table on page 9. No Ordinary Shares, Warrants, or Convertible Promissory Notes are being registered hereunder for sale by us. We will receive cash proceeds equal to the total exercise price of warrants that are exercised for cash, of approximately $7.7 million, based on a weighted average exercise price of $4.52 per Ordinary Share (subject to adjustments) if all of the Warrants are exercised. We will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholders. See “Use of Proceeds.” The selling shareholders may sell all or a portion of their Ordinary Shares from time to time in market transactions through any market on which our Ordinary Shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution.”

Our Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “REE.” On January 24, 2024, the last reported sale price of our Ordinary Shares was $5.48 per share.

AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 3 AND IN OUR ANNUAL REPORT ON FORM 20-F FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2024

You should rely only on the information contained in this prospectus, including information incorporated by reference herein, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer tor solicitation of an offer in such jurisdiction. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, “we,” “us,” “our,” the “Company” and “REE Automotive Ltd.” refer to REE Automotive Ltd. and its wholly owned subsidiaries, REE Automotive USA Inc., REE Automotive Holdings Inc., REE Automotive UK Limited, REE Automotive GmbH, and REE Automotive Japan, K.K.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “dollars” or “$” mean U.S. dollars.

This prospectus incorporates by reference statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

We report our financial information under U.S. GAAP.

i

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in our Ordinary Shares.

Company Overview

REE is an automotive technology company that allows companies to build electric vehicles of various shapes and sizes on their modular platforms. With complete design freedom, vehicles “Powered by REE” are equipped with the revolutionary REEcorner™, which packs critical vehicle components (steering, braking, suspension, powertrain and control) into a single compact module positioned between the chassis and the wheel. With proprietary by-wire technology for drive, steer and brake control that eliminate the need for mechanical connections, all four identical REEcorners™ enable the Company to build the industry’s flattest EV platforms with more room for passengers, cargo and batteries.

REE aims to empower global companies, such as original equipment manufacturers, or OEMs, delivery and logistics fleets, dealers, e-commerce retailers, new mobility players, Mobility-as-a-Service providers and autonomous drive companies, in the build-out of any size or shape of electric or autonomous vehicle – from Class 1 through Class 6, focusing primarily on Class 3 through 5 platform models on the P7 EV platform. REE envisions a future where electric vehicles, or EV, and autonomous vehicles, or AV, will be “Powered by REE™”.

Reverse Share Split

On October 18, 2023, REE effected a reverse share split of REE’s Class A ordinary shares and Class B ordinary shares at the ratio of 1-for-30, such that (i) each thirty (30) Class A ordinary shares, without par value, were consolidated into one (1) Class A ordinary share, without par value and (2) each thirty (30) Class B ordinary shares, without par value, were consolidated into one (1) Class B ordinary share, without par value. As a result, all Ordinary Class A shares, Ordinary Class B shares, options for Ordinary Class A Shares, exercise price and net loss per share amounts were adjusted retroactively for all periods presented above as if the stock reverse split had been in effect as of the date of these periods. For more information see the Company’s 6-K filed with SEC on October 16, 2023.

Corporate Information

Our registered office and principal place of business is located at Kibbutz Glil-Yam, Israel 4690500 and our telephone number in Israel is +972 (77) 899-5200. Our website address is https://ree.auto/. The information contained on our website or available through our website does not constitute part of this prospectus. Our registered agent in the United States is Puglisi & Associates, whose address is 850 Library Avenue, Newark, Delaware 19711, and its telephone number is +1 (302) 738-6680.

ABOUT THIS OFFERING

Ordinary Shares currently outstanding:	8,244,870 Ordinary Shares.

Ordinary Shares offered by the selling shareholders:	Up to 1,702,372 Ordinary Shares issuable upon the exercise of Warrants, up to 1,702,372 issuable upon conversion of the Convertible Promissory Notes and 148,022 Ordinary Shares held by a selling shareholder.

Use of proceeds:

We will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholders. All net proceeds from the sale of the Ordinary Shares covered by this prospectus will go to the selling shareholders. We will receive cash proceeds equal to the total exercise price of warrants that are exercised for cash, of approximately $7.7 million, based on a weighted average exercise price of $4.52 per Ordinary Share (subject to adjustments) if all of the Warrants are exercised. See “Use of Proceeds.”

Risk factors:	You should read the “Risk Factors” section starting on page 3 of this prospectus, and “Item 3. - Key Information – D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022, or the 2022 Annual Report, incorporated by reference herein, and other information included or incorporated by reference in this prospectus or any of the aforementioned documents for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq symbol:	“REE”

Unless otherwise indicated, the number of Ordinary Shares outstanding prior to and after this offering is based on 8,244,870 Ordinary Shares outstanding as of June 30, 2023, and excludes the following:

●	3,656,514 Ordinary Shares issuable upon the exercise of outstanding options, at a weighted average exercise price of $5.49 per Ordinary Share;

●	615,309 Ordinary Shares issuable upon the vesting of restricted share units, or RSUs, outstanding; and

●	692,754 Ordinary Shares reserved for future awards under our equity incentive plans.

RISK FACTORS

An investment in our Ordinary Shares involves risks. You should carefully consider the risks described below together with the risk factors described in reports we file with the SEC and incorporated by reference into the accompanying prospectus, as well as all of the other information in, and incorporated by reference into this prospectus, including in our 2022 Annual Report. If any of these risks were to materialize, our business, prospects, results of operations and financial condition could be materially adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us. In that event, you may lose all or part of your investment in the Ordinary Shares.

Risks Related to the Current Condition in Israel

We conduct our operations in Israel. Conditions in Israel, including the recent attack by Hamas and other terrorist organizations from the Gaza Strip and Israel’s war against them, may affect our operations.

Our executive offices where most of our employees are employed, are located in Kibbutz Glil-Yam, Israel. In addition, the majority of our key employees, officers, and directors are Israeli citizens. Accordingly, political, economic, and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and groups in its neighboring countries, Hamas (an Islamist militia and political group that has controlled the Gaza Strip) and Hezbollah (an Islamist militia and political group based in Lebanon). These conflicts have involved missile strikes, hostile infiltrations and terrorism against civilian targets in various parts of Israel, which have negatively affected business conditions in Israel.

On October 7, 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. Following the attack, Israel’s security cabinet declared war against Hamas and the Israeli military began to call-up reservists for active duty. Moreover, the clash between Israel and Hezbollah in Lebanon, may escalate in the future into a greater regional conflict.

Any hostilities involving Israel, terrorist activities, political instability or violence in the region, or the interruption or curtailment of trade or transport between Israel and its trading partners could make it more difficult for us to raise capital and adversely affect our operations and results of operations and the market price of our Ordinary Shares.

Our commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East. Although the Israeli government is currently committed to covering the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or, if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business, financial condition, and results of operations.

Further, majority of the members of our management and employees are located and reside in Israel. Shelter-in-place and work-from-home measures, government-imposed restrictions on movement and travel and other precautions taken to address the ongoing conflict may temporarily disrupt our management and employees’ ability to effectively perform their daily tasks.

Further, many Israeli citizens are obligated to perform several days, and in some cases, more, of annual military reserve duty each year until they reach the age of 40 (or older for certain reservists) and, in the event of a military conflict, may be called to active duty. In response to the series of attacks on civilian and military targets in October 2023, there have been significant call-ups of military reservists. Our operations could be disrupted by such call-ups.

It is currently not possible to predict the duration or severity of the ongoing conflict or its effects on our business, operations and financial condition. The ongoing conflict is rapidly evolving and developing, and could disrupt our business and operations, and adversely affect our ability to raise additional funds or sell our securities, among other impacts.

Risks Related to the Company’s Financial Condition

Based on our current business plan under which we will start mass production in the coming 12 months, we have substantial doubt about our ability to continue as a going concern. If we are unable to obtain sufficient additional funding or do not have access to capital, to finance our current business plan, we may be required to make significant changes in our business plan.

Our ability to successfully carry out our business plan is primarily dependent upon its ability to raise sufficient additional capital. There are no assurances, however, that we will be successful in obtaining an adequate level of financing needed to support its operations. If we are unable to maintain sufficient financial resources its business, financial condition and results of operations will be materially and adversely affected.

As an early-stage growth company, our ability to access capital is critical. Until we can generate sufficient revenue to cover our operating expenses, working capital and capital expenditures, we will need to raise additional capital. Additional equity financing may not be available on favorable terms, or at all, and would be dilutive to current stockholders. Debt financing, if available, may involve restrictive covenants and dilutive financing instruments.

If capital is not available to us when, and in the amounts needed, we could be required to delay, scale back, or abandon some or all of our development programs and operations, which could materially harm our business, financial condition and results of operations.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Risk Factors,” and elsewhere in this prospectus, including in our 2022 Annual Report, incorporated by reference herein, and other information included or incorporated by reference in this prospectus, constitute forward-looking statements. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	REE’s ability to commercialize its strategic plan;

●	REE’s ability to maintain and advance relationships with current Tier 1 suppliers and strategic partners;

●	REE’s ability to certify its entire vehicle lineup and its ability to deliver certified trucks;

●	development of REE’s advanced prototypes into marketable products;

●	REE’s ability to grow and scale manufacturing capacity through relationships with Tier 1 suppliers;

●	REE’s estimates of unit sales, expenses and profitability and underlying assumptions;

●	REE’s reliance on its UK Engineering Center of Excellence, or the UK Engineering Center, for the design, validation, verification, testing and homologation of its products;

●	REE’s limited operating history;

●	risks associated with building out of REE’s supply chain;

●	risks associated with plans for REE’s initial commercial production;

●	REE’s dependence on suppliers, some of which are or will be single or limited source;

●	development of the market for commercial EVs;

●	risks associated with data security breach, failure of information security systems and privacy concerns;

●	risks related to lack of compliance with Nasdaq’s minimum bid price requirement;

●	future sales of our securities by existing material shareholders or by us could cause the market price for the Ordinary Shares to decline;

●	potential disruption of shipping routes due to accidents, political events, international hostilities and instability, piracy or acts by terrorists;

●	intense competition in the e-mobility space, including with competitors who have significantly more resources;

●	risks related to the fact that REE is incorporated in Israel and governed by Israeli law;
●	risks related to the ongoing war in Gaza;

●	REE’s ability to make continued investments in its platform;

●	the impact of political, economic and military conditions in Israel, inflation, interest rate changes, the ongoing conflict between Ukraine and Russia and any other events that may arise and adverse global conditions, including macroeconomic and geopolitical uncertainty;

●	the global economic environment;

●	general market, political and economic conditions in the countries in which we operate;

●	fluctuations in interest rates and foreign exchange rates;

●	the need to attract, train and retain highly-skilled technical workforce;

●	changes in laws and regulations that impact REE;

●	REE’s ability to enforce, protect and maintain intellectual property rights and to defend itself from claims that it infringed on third party intellectual property rights;

●	REE’s ability to retain engineers and other highly qualified employees to further its goals; and

●	those factors referred to in the 2022 Annual Report, which is incorporated by reference into this prospectus.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and other risk factors contained in the documents incorporated by reference herein. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholders. All net proceeds from the sale of the Ordinary Shares covered by this prospectus will go to the selling shareholders. We will receive cash proceeds equal to the total exercise price of warrants that are exercised for cash, of approximately $7.7 million, based on a weighted average exercise price of $4.52 per Ordinary Share (subject to adjustments) if all of the Warrants are exercised. We intend to use such proceeds of such Warrant exercise, if any, for general corporate purposes, which may include working capital, capital expenditures, investments and the financings of possible acquisitions. Additional information relating thereto may be set forth in any applicable prospectus supplement.

capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2023:

●	on an actual basis;

●	on a pro forma basis to give effect to the issuance and sale of 75,912 Ordinary Shares from September 30, 2023 to the date of this prospectus under a Sales Agreement, or the ATM, which resulted in net proceeds of $467,000; and,

●	on an as adjusted basis, to give effect to the exercise of the 1,702,372 Warrants and the issuance of 1,702,372 Ordinary Shares issuable upon the conversion of $8,750,000 in Convertible Promissory Notes.

You should read this table in conjunction with our Interim Consolidated Financial Statements (unaudited) as of and for the six months ended June 30, 2023, and “Operating and Financial Review” attached as exhibits 99.4 and 99.5, respectively, to our Report on Form 6-K filed on August 29, 2023, and incorporated by reference herein.

	As of June 30, 2023		Pro Forma
(U.S. dollars in thousands) (Unaudited)	Actual	Pro Forma	As Adjusted
Shareholders’ equity:
Ordinary Shares, without par value 33,333,333 authorized; 8,320,782 shares issued and outstanding (actual); and 11,725,525 shares issued and outstanding (as adjusted)
Share premium	$906,326	$906,793	$923,240
Accumulated deficit	(776,761)	(776,761)	(777,169)
Total shareholders’ equity	$129,565	$130,032	$146,071

The above discussion and table are based on 8,244,870 Ordinary Shares outstanding as of June 30, 2023 and excludes as of such date the following:

●	3,656,514 Ordinary Shares issuable upon the exercise of outstanding options, at a weighted average exercise price of $5.49 per Ordinary Share;

●	615,309 Ordinary Shares issuable upon the vesting of RSUs, outstanding; and

●	692,754 Ordinary Shares reserved for future awards under our equity incentive plans.

SELLING SHAREHOLDERS

On November 27, 2023, we entered into Securities Purchase Agreements with certain investors, pursuant to which we agreed to issue and sell Convertible Promissory Notes in the principal amount of $8,000,000, in the aggregate, at a conversion price of $5.09 per share (subject to adjustment as provided therein), and Warrants to purchase up to an aggregate of 1,571,710 of our Ordinary Shares at an exercise price of $4.42 per share (subject to adjustment as provided therein). Closing under these Securities Purchase Agreements occurred on December 3, 2023, pursuant to which the above Convertible Promissory Notes and Warrants were issued to the applicable selling shareholders.

On December 6, 2023, we entered into a subsequent Securities Purchase Agreement dated December 2, 2023, with a certain accredited investor, pursuant to which we agreed to issue and sell an additional Convertible Promissory Note in the principal amount of $750,000 at a conversion price of $5.74 per share (subject to adjustment as provided therein), and an additional Warrant to purchase up to 130,662 Ordinary Shares, at an exercise price of $5.74 per share (subject to adjustment as provided therein). Closing under this Securities Purchase Agreement occurred on December 20, 2023, pursuant to which the above Convertible Promissory Notes and Warrants were issued to the applicable selling shareholder. Closing under this Securities Purchase Agreements occurred on December 20, 2023, pursuant to which the above Convertible Promissory Notes and Warrants were issued to the applicable selling shareholder.

Pursuant to the Securities Purchase Agreement, the Convertible Promissory Notes have a term of five years from the date of issuance, accrue interest at a rate of ten percent per annum (compounding annually) and are convertible into Ordinary Shares at conversion prices of $5.74 and $5.09 per share, respectively. We may not repay any portion of the outstanding principal amount of the Convertible Promissory Notes (or any interest accrued thereon) prior to the maturity date. The conversion price of the Convertible Promissory Notes is subject to customary adjustments, and the Convertible Promissory Notes contain customary anti-dilution protections (including in the event of (i) certain equity issuances by us at a price less than the conversion price then in effect, provided that the conversion price shall in no event be reduced to less than $1.02 and $1.15 per share, respectively; (ii) stock splits and combinations; and (iii) certain dividends or distributions).

The Warrants to purchase up to 1,571,710 Ordinary Shares are exercisable at an exercise price of $4.42 per Ordinary Share (subject to customary adjustments) and will have a term of five years from the date of issuance, which was December 3, 2023. The Warrants to purchase up to 130,662 Ordinary Shares are exercisable at an exercise price of $5.74 per Ordinary Share (subject to customary adjustments) and will have a term of five years from the date of issuance, which was December 20, 2023.

The Ordinary Shares being registered for resale pursuant to this prospectus are issuable upon the exercise of the Warrants and Convertible Promissory Notes acquired by the selling shareholders pursuant to the Purchase Agreement. We have agreed to file the registration statement of which this prospectus forms a part covering the resale of the Ordinary Shares issuable upon the exercise of the Warrants and Convertible Promissory Notes. We are registering the Ordinary Shares in order to permit the selling shareholders to offer the Ordinary Shares for resale from time to time.

In addition, we are registering 148,022 Ordinary Shares for resale by a former director, Arik Shteinberg, who ceased serving on the Board on October 16, 2023.

Other than the relationship as purchaser under the Securities Purchase Agreements and described herein, to our knowledge, none of the selling shareholders is an employee or supplier of ours or our affiliates. Within the past three years, other than the relationship described herein, the selling shareholders have not held a position as an officer a director of ours, nor has it had any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling shareholders, unless otherwise noted. The Ordinary Shares being offered are being registered to permit public secondary trading of such Ordinary Shares and the selling shareholders may offer all or part of the Ordinary Shares they own for resale from time to time pursuant to this prospectus. The selling shareholders have no family relationships with our officers, other directors or controlling shareholders.

A selling shareholder who is an affiliate of a broker-dealer and any participating broker-dealer are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any commissions or discounts given to any such selling shareholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. To our knowledge, the selling shareholders are not a broker-dealer or affiliate of a broker-dealer.

The term “selling shareholders” also includes any transferees, pledgees, donees, or other successors in interest to the selling shareholders named in the table below. Unless otherwise indicated, to our knowledge, the selling shareholders named in the table below have sole voting and investment power (subject to applicable community property laws) with respect to the Ordinary Shares set forth opposite its name. We will file a supplement to this prospectus (or a post-effective amendment to the registration statement of which this prospectus forms a part, if necessary) to name successors to the selling shareholders who are able to use this prospectus to resell the Ordinary Shares registered hereby.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the Ordinary Shares held by the selling shareholders.

The second column lists the number of Ordinary Shares beneficially owned and the percentage ownership represented by the Ordinary Shares beneficially owned by the selling shareholders, based on their respective ownership of Ordinary Shares, as of January 24, 2024.

The third column lists the total Ordinary Shares being offered by this prospectus by the selling shareholder.

The fourth column assumes the sale of all of the Ordinary Shares offered by the selling shareholders pursuant to this prospectus and lists the percentage ownership represented by the Ordinary Shares beneficially owned by the selling shareholders assuming the sale of all the Ordinary Shares offered by the selling shareholders pursuant to this prospectus. The selling shareholders may sell all, some or none of the shares in this offering. See “Plan of Distribution.”

	Class A Ordinary Shares Beneficially Owned Prior to Offering(1)			Maximum Number of Ordinary Shares to be Sold Pursuant to this Offering		Class A Ordinary Shares Owned Immediately After Sale of Maximum Number of Shares in this Offering		Percentage of Total Voting
Name of Selling Shareholder	Number		Percentage(2)	Prospectus		Number	Percentage(2)	Power(3)
Kukac LLC(4)	1,675,287	(7)	16.6%	1,571,710	(8)	103,577	1.0%	*	%
M&G (ACS) Japan Equity Fund, managed by M&G Investment Limited(5)	1,918,113	(9)	19.1%	1,571,710	(10)	346,403	3.4%	1.0%
Valimoria Limited(6)	261,324	(11)	3.0%	261,324	(11)	0	-	-
Arik Shteinberg	322,597	(12)	3.8%	148,022		174,575	2.0%	*	%

* less than 1%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Ordinary Shares subject to warrants currently exercisable, or exercisable on or before March 24, 2024, are counted as outstanding for computing the percentage of the selling shareholder holding such options or warrants.

(2)	Applicable percentage of ownership is based on 8,495,953 Ordinary Shares outstanding as of January 24, 2024.

(3)	Applicable percentage of ownership is based on 8,495,953 Class A Ordinary Shares and 2,780,570 Class B Ordinary Shares outstanding as of January 24, 2024.

(4)	Jacqueline Daley has shared voting and dispositive power over shares held by Kukac LLC. The address of Kukac LLC is c/o Solomon, Dwiggins, Freer & Steadham, Ltd., 9060 W. Cheyenne Avenue, Las Vegas, NV 89129.

(5)	Carl Vine has shared voting and dispositive power over shares held by M&G (ACS) Japan Equity Fund. The address of M&G Investment Management Limited is 10 Fenchurch Avenue, London, England, EC3M 5AG, United Kingdom.

(6)	Georgios Georgiou and Charalampia Charalampous have shared voting and dispositive power over shares held by Valimoria Limited. The address of Valimoria Limited is Unit 1-2 29 Holmethorpe Avenue, Redhill, England, RH1 2GD.

(7)	Consist of 103,577 Ordinary Shares, 785,855 Ordinary Shares issuable upon the exercise the Warrants and 785,855 Ordinary Shares issuable upon conversion of the Convertible Promissory Notes.

(8)	Includes 785,855 Ordinary Shares issuable upon the exercise the Warrants and 785,855 Ordinary Shares issuable upon conversion of the Convertible Promissory Notes.

(9)	Consist of 346,403 Ordinary Shares, 785,855 Ordinary Shares issuable upon the exercise the Warrants and 785,855 Ordinary Shares issuable upon conversion of the Convertible Promissory Notes.
(10)	Includes 785,855 Ordinary Shares issuable upon the exercise the Warrants and 785,855 Ordinary Shares issuable upon conversion of the Convertible Promissory Notes.
(11)	Includes 130,662 Ordinary Shares issuable upon the exercise the Warrants and 130,662 Ordinary Shares issuable upon conversion of the Convertible Promissory Notes.

(12)	Consists of 233,597 Ordinary Shares and options to purchase up to 89,000 Ordinary Shares.

PLAN OF DISTRIBUTION

The selling shareholders of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with a selling shareholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by a selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a selling shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Rule 2440 of the Financial Industry Regulatory Authority, or FINRA, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, a selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. A selling shareholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. A selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until all of the securities have been sold by the selling shareholders pursuant to this prospectus or may otherwise be sold pursuant Rule 144 under the Securities Act, or any other method permitted pursuant to applicable law, without any condition. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed each of them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the Ordinary Shares registered and offered under this prospectus will be passed upon for us by Herzog Fox & Neeman, Tel Aviv, Israel. Certain legal matters will be passed upon for us by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The consolidated financial statements of REE Automotive Ltd. appearing in REE Automotive Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2022, as filed with the SEC on March 28, 2023, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

EXPENSES

The following table sets forth costs and expenses, other than any commissions and expenses, we expect to incur in connection with the offering.

SEC registration fee	$2,858
Legal fees and expenses	$375,000
Accounting fees and expenses	$25,000
Miscellaneous fees and expenses	$5,000
Total	$407,858

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial number of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning Israel is not the most appropriate forum to bring such a claim. In Israeli courts, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process, and certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus constitutes a part of this registration statement on Form F-3 that we are filing with the SEC under the Securities Act. As permitted by the SEC’s rules, this prospectus and any accompanying prospectus, which forms a part of this registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in this registration statement. Any statement made in this prospectus or any accompanying prospectus concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to this registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our senior management, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We maintain a corporate website at https://ree.auto. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus supplement the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

This prospectus supplement incorporates by reference the documents listed below:

(1)	Our 2022 Annual Report;

(2)	Our Reports on Form 6-K filed on January 5, 2023, January 19, 2023, February 9, 2023, February 10, 2023, March 15, 2023, March 16, 2023, April 27, 2023, May 10, 2023, June 27, 2023 (with respect to the first and fifth paragraphs in the press release attached as Exhibit 99.1 to the Report on Form 6-K), July 14, 2023, August 29, 2023, September 8, 2023, September 11, 2023, September 21, 2023, October 16, 2023, October 18, 2023 (with respect to the first two paragraphs in the press release attached as Exhibit 99.1 to the Report on Form 6-K), October 26, 2023 (with respect to the first paragraph in the press release attached as Exhibit 99.1 to the Report on Form 6-K); November 1, 2023; November 28, 2023; November 30, 2023; January 5, 2024, January 11, 2024, January 25, 2024 and January 29, 2023.

(3)	The description of our ordinary shares contained in Exhibit 2.5 to our 2022 Annual Report, and all amendments and reports updating such description.

All subsequent Annual Reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of this offering shall be deemed to be incorporated by reference to this prospectus and any accompanying prospectus and to be a part hereof and thereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC prior to the termination of this offering by identifying in such Forms 6-K that they are being incorporated by reference herein and in the accompanying prospectus, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and the accompanying prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the accompanying prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at:

Corporate Secretary

REE Automotive Ltd.

Kibbutz Glil-Yam

Israel 4690500

Tel: +972 (77) 899-5200

REE Automotive Ltd.

Up to 3,552,766 Class A Ordinary Shares

PROSPECTUS

                  , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. Exculpation, Insurance and Indemnification of Office Holders.

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in its articles of association. Our articles of association include such a provision. An Israeli company may not exculpate a director from liability arising out of a prohibited dividend or distribution to shareholders.

An Israeli company may indemnify an office holder from the following liabilities and expenses incurred for acts performed as an office holder, either in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association as is the case for our articles:

●	a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court; however, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the above mentioned events and amount or criteria;

●	reasonable litigation expenses, including legal fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her in lieu of the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent or in connection with a monetary sanction;

●	reasonable litigation expenses, including legal fees, incurred by an office holder or imposed on him or her by court in a proceeding filed against such office holder by the company or in its name or by another person or in a criminal charge in respect of which such office holder was acquitted or in a criminal charge in respect of which the office holder was convicted of an offence which did not require proof of criminal intent.

●	expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in an administrative proceeding instituted against such office holder, or certain payments to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law; and

●	expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in an administrative proceeding instituted against such office holder pursuant to certain provisions of the Israeli Economic Competition Law, 5758-1988.

An Israeli company may insure an office holder against the following liabilities incurred for acts performed as an office holder if and to the extent provided in the company’s articles of association as is the case for our articles:

●	a breach of the duty of loyalty to the company, to the extent that the office holder acted in good faith and had reasonable grounds to assume that the act would not prejudice the Company;

●	a breach of the duty of care to the company or to a third party, including a breach arising out of the negligent conduct of the office holder;

●	a financial liability imposed on the office holder in favor of a third party;

●	expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in an administrative proceeding instituted against such office holder, or certain payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law; and

●	expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in an administrative proceeding instituted against such office holder pursuant to certain provisions of the Israeli Economic Competition Law, 5758-1988.

An Israeli company may not indemnify or insure an office holder against any of the following:

●	a breach of the duty of loyalty, except to the extent that the office holder acted in good faith and had reasonable grounds to assume that the act would not prejudice the company;

●	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine, monetary sanction, or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification, and insurance of office holders must be approved by the compensation committee and the board of directors (and, with respect to directors and the chief executive officer, by the shareholders). However, under regulations promulgated under the Companies Law, the insurance of office holders shall not require shareholder approval and may be approved by only the compensation committee if the engagement terms are determined in accordance with the company’s compensation policy, which was approved by the shareholders by the same special majority required to approve a compensation policy, provided that the insurance policy is on market terms and the insurance policy is not likely to materially impact the company’s profitability, assets, or obligations.

Subject to the restrictions pursuant to any applicable law, our articles of association allow us to exculpate, indemnify, and insure our office holders for any liability imposed on them as a consequence of an act (including any omission) which was performed by virtue of being an office holder. Our office holders are currently covered by a directors and officers’ liability insurance policy.

We have entered into agreements with each of our directors and executive officers exculpating them in advance, to the fullest extent permitted by law, from liability to us for damages caused to us as a result of a breach of duty of care, and undertaking to indemnify them to the fullest extent permitted by law. This indemnification is limited to events determined as foreseeable by the board of directors based on our activities and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances.

The maximum indemnification amount set forth in such agreements is limited to an amount equal to the higher of $50 million, 25% of our total shareholders’ equity as reflected in our most recent consolidated financial statements as of the date on which the indemnity payment is made and 10% of our total market capitalization calculated based on the average closing price of Ordinary Shares over the 30 trading days prior to the actual payment, multiplied by the total number of our issued and outstanding shares as of the date of the payment and the aggregate amount of proceeds from the sale of, or value exchanged in relation to, in connection with or arising out of a public offering of our securities. The maximum amount set forth in such agreements is in addition to any amount paid (if paid) under insurance and/or by a third party pursuant to an indemnification arrangement.

In the opinion of the SEC, indemnification of directors and office holders for liabilities arising under the Securities Act, however, is against public policy and therefore unenforceable.

Item 9. Exhibits

Exhibit Number	Description of Document

5.1*	Opinion of Israeli counsel to the Registrant.

10.1	Securities Purchase Agreement by and between REE Automotive Ltd. and the investors named therein, dated November 27, 2023 (filed as Exhibit 99.1 to Form 6-K (File No. 001- 40649) filed on November 28, 2023, and incorporated herein by reference).

10.2	Form of Convertible Promissory Note by and between REE Automotive Ltd. and the investor named therein (filed as Exhibit 99.2 to Form 6-K (File No. 001-40649) filed on November 28, 2023, and incorporated herein by reference).

10.3	Form of Warrant by and between REE Automotive Ltd. and the investor named therein (filed as Exhibit 99.3 to Form 6-K (File No. 001-40649) filed on November 28, 2023, and incorporated herein by reference).

23.1*	Consent of Kost Forer Gabbay & Kasierer, Certified Public Accountants (Isr.), a member firm of Ernst & Young Global.

23.2*	Consent of Israeli counsel to the Registrant (included in Exhibit 5.1).

24.1*	Power of Attorney.

107*	Filing Fee Table.

*	Filed herewith

Item 10. Undertakings

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and a(l)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

A.	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Tel Aviv, State of Israel on January 29, 2024.

REE Automotive LTD.

By:	/s/ Daniel Barel
Daniel Barel
Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of REE Automotive Ltd. hereby constitute and appoint Daniel Barel and Yaron Zaltsman with full power of substitution, our true and lawful attorney-in-fact and agent to take any actions to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this registration statement on Form F-3, including the power and authority to sign for us in our names in the capacities indicated below any and all further amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Daniel Barel	Chief Executive Officer	January 29, 2024
Daniel Barel

/s/ Yaron Zaltsman	Chief Financial Officer	January 29, 2024
Yaron Zaltsman

	Director	January 29, 2024
Carlton Rose

/s/ Michal Drayman	Director	January 29, 2024
Michal Drayman

/s/ Michal Marom-Brikman	Director	January 29, 2024
Michal Marom-Brikman

/s/ Ittamar Givton	Director	January 29, 2024
Ittamar Givton

/s/ Alla Felder	Director	January 29, 2024
Alla Felder

/s/ Ahishay Sardes	Director	January 29, 2024
Ahishay Sardes

/s/ Hicham Abdessamad	Director	January 29, 2024
Hicham Abdessamad

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates duly authorized representative in the United States of REE Automotive Ltd., has signed this registration statement on January 29, 2024.

Puglisi & Associates

/s/ Donald J. Puglisi
Donald J. Puglisi Managing Director